As filed with the Securities and Exchange Commission on October 30, 2008

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 26, 2008

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-6523 (Commission File Number)	56-0906609 (IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina 28255

(Address of principal executive offices)

(704) 386-5681

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 26, 2008, Bank of America Corporation (the “Registrant”) entered into a Letter Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (“Treasury”), pursuant to which the Registrant agreed to issue and sell (i) 600,000 shares of the Registrant’s Fixed Rate Cumulative Perpetual Preferred Stock, Series N (the “Series N Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 73,075,674 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), for an aggregate purchase price of $15,000,000,000 in cash. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Series N Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Series N Preferred Stock may be redeemed by the Registrant after three years. Prior to the end of three years, the Series N Preferred Stock may be redeemed by the Registrant only with proceeds from the sale of qualifying equity securities of the Registrant (a “Qualified Equity Offering”). The restrictions on redemption are set forth in the Certificate of Designations described in Item 5.03 below.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $30.79 per share of the Common Stock. The Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference.

If the Registrant receives aggregate gross cash proceeds of not less than $15,000,000,000 from Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to Treasury’s exercise of the Warrant will be reduced by one half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Purchase Agreement, Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The Series N Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, the Registrant has agreed to promptly enter into a deposit arrangement pursuant to which the Series N Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series N Preferred Stock, may be issued. The Registrant has agreed to register the Series N Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Series N Preferred Stock and the Warrant. Neither the Series N Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the shares of Series N Preferred Stock and December 31, 2009.

In the Purchase Agreement, the Registrant agreed that, until such time as Treasury ceases to own any debt or equity securities of the Registrant acquired pursuant to the Purchase Agreement, the Registrant will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic

Stabilization Act of 2008 (the “EESA”) as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Series N Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA, and the applicable executives have consented to the foregoing.

Simultaneously with the Registrant’s entry into the Purchase Agreement, Merrill Lynch & Co., Inc. (“Merrill Lynch”) entered into an agreement with Treasury (the “Merrill Agreement”) which allows Merrill Lynch to sell preferred stock and warrants to Treasury for a purchase price of $10,000,000,000 prior to January 31, 2009 under certain circumstances. Treasury has agreed with the Registrant that if the closing of the transactions contemplated by the Agreement and Plan of Merger dated as of September 15, 2008 by and between Merrill Lynch and the Registrant occurs prior to the closing of the issuance and sale of Merrill Lynch preferred stock and warrants to Treasury as contemplated by the Merrill Agreement, Treasury will purchase and the Registrant will issue (i) 400,000 additional shares of the Series N Preferred Stock (or such other series of the Registrant’s preferred stock with substantially identical terms) and (ii) a warrant to purchase 48,717,116 additional shares of Common Stock with an exercise price of $30.79 and substantially identical terms to the Warrant, for an aggregate purchase price of $10,000,000,000.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITYHOLDERS.

Upon issuance of the Series N Preferred Stock on October 28, 2008, the ability of the Registrant to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions, including the Registrant’s restriction against increasing dividends from the last quarterly cash dividend per share ($0.32) declared on the Common Stock prior to October 14, 2008. The redemption, purchase or other acquisition of trust preferred securities of the Registrant or its affiliates also will be restricted. These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Series N Preferred Stock and (b) the date on which the Series N Preferred Stock has been redeemed in whole or Treasury has transferred all of the Series N Preferred Stock to third parties. The restrictions described in this paragraph are set forth in the Purchase Agreement.

In addition, pursuant to the Certificate of Designations, the ability of the Registrant to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that the Registrant fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series N Preferred Stock. These restrictions are set forth in the Certificate of Designations described in Item 5.03.

“Junior Stock” means the Common Stock and any other class or series of stock of the Registrant the terms of which expressly provide that it ranks junior to the Series N Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Registrant. “Parity Stock” means any class or series of stock of the Registrant the terms of which do not expressly provide that such class or series will rank senior or junior to the Series N Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Registrant (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

ITEM 5.03.	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On October 27, 2008, the Registrant filed a Certificate of Designations (the “Certificate of Designations”) with the Delaware Secretary of State for the purpose of amending its Certificate of Incorporation to fix the designations, preferences, limitations and relative rights of the Series N Preferred Stock. The Series N Preferred Stock has a liquidation preference of $25,000 per share. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Certificate of Designations for the Series N Preferred Stock

4.1	Form of Certificate for the Series N Preferred Stock

4.2	Warrant for Purchase of Shares of Common Stock

10.1	Letter Agreement, dated October 26, 2008, between the Registrant and United States Department of the Treasury, with respect to the issuance and sale of the Series N Preferred Stock and the Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ TERESA M. BRENNER
Teresa M. Brenner
Associate General Counsel

Dated: October 30, 2008

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Certificate of Designations for the Series N Preferred Stock

4.1	Form of Certificate for the Series N Preferred Stock

4.2	Warrant for Purchase of Shares of Common Stock

10.1	Letter Agreement, dated October 26, 2008, between the Registrant and United States Department of the Treasury, with respect to the issuance and sale of the Series N Preferred Stock and the Warrant